UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Ennis, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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DIRECTIONS TO ENNIS 2013 ANNUAL MEETING

If traveling from the North on I-35 East:

If on I-35E, travel South to US Hwy 287 (Ft. Worth exit), exit and take US Hwy 287 North toward Ft. Worth until you reach Midlothian (Do not take 287 Business in Midlothian). Exit at Midlothian Pkwy, turn left onto Midlothian Pkwy and proceed to Mount Zion Rd. Turn right and continue to Community Circle and turn right. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the North on US Hwy 67:

If traveling on US Hwy 67, travel South to Hwy 287 South (Do not take 287 Business). Take Hwy 287 South and exit at FM 663/14th St, proceed to 14th Street, and turn right. Follow 14th St. until you reach Mount Zion Rd. and turn left. Continue approximately 1 block to Community Circle and turn left. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the East:

If traveling from the East, take US Hwy 287 North until you reach Midlothian (Do not take 287 Business in Midlothian). Exit at Midlothian Pkwy, turn left onto Midlothian Pkwy and proceed to Mount Zion Rd. Turn right and continue to Community Circle and turn right. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the West:

If traveling from the West, take Hwy 287 South until you reach Midlothian and take the FM 663/14th St. exit. Proceed to 14th Street, turn right and continue to Mount Zion Rd. Turn left onto Mount Zion Rd. and proceed to Community Circle and turn left. The Conference Center will be on the right in the larger of the two buildings.

If traveling from the South:

If traveling from the South, take I-35E and head North to US Hwy 287 North (Ft. Worth exit). Exit and take US Hwy 287 North until you reach Midlothian (Do not take 287 Business in Midlothian). Exit at Midlothian Pkwy, turn left onto Midlothian Pkwy and proceed to Mount Zion Rd. Turn right and continue to Community Circle and turn right. The Conference Center will be on the right in the larger of the two buildings.

MIDLOTHIAN

2441 Presidential Parkway | Midlothian, Texas 76065 | www.ennis.com